UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 12, 2016

Date of Report (Date of earliest event reported)

inVentiv Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30318	52-2181734
(Commission File Number)	(IRS Employer Identification No.)

1 Van De Graaff Drive Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

(800) 416-0555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

inVentiv Health, Inc. (the “Company”) , may, at its option, elect to use the payment-in-kind (“PIK”) feature of its outstanding 10%/12% Junior Lien Secured Notes due 2018 (the “PIK Notes”) in lieu of making cash interest payments. Interest on the PIK Notes is payable semi-annually on February 15 and August 15 of each year. On February 11, 2016, the Company determined that it would not utilize the PIK feature for the period commencing on February 15, 2016 and ending on August 14, 2016 and will pay interest on the PIK Notes entirely in cash for this period. The Company will continue to evaluate this option prior to the beginning of each eligible interest period, taking into account market conditions and other relevant factors at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTIV HEALTH, INC.

By:	/s/ Jonathan E. Bicknell
Name: Jonathan E. Bicknell
Title: Chief Financial Officer

Date: February 12, 2016

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